UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 2, 2014

RUBY TUESDAY, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of March 4, 2014, Ruby Tuesday, Inc. (the “Company”) and certain of its subsidiaries had approximately $19.9 million in mortgage loan obligations to First Franchise Capital Corporation, formerly known as Irwin Franchise Capital Corporation (“First Franchise”).  As previously disclosed, on December 3, 2013, in connection with the Company’s entry into a four-year revolving credit agreement (the “Senior Credit Facility”), the Company and certain of its subsidiaries entered into an agreement with First Franchise to, among other things, provide waivers and consents under certain of our mortgage loan obligations to enter into the Senior Credit Facility (the “Waiver and Consent”).  Pursuant to the Waiver and Consent, on May 2, 2014, the Company, certain of its subsidiaries, and First Franchise entered into a master amendment to loan documents governing the mortgage loan obligations with First Franchise (the “Master Amendment”). The Master Amendment, among other things, amends certain financial reporting requirements under the specified loans and modifies and/or provides for certain financial covenants for the specified loans, including the minimum consolidated fixed charge coverage ratio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By:	/s/ Franklin E. Southall, Jr.
Franklin E. Southall, Jr.
Vice President, Corporate Controller and
Principal Accounting Officer

Date: May 6, 2014